SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

         [X]      Preliminary Information Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

         [ ]      Definitive Information Statement


                         21st Century Technologies, Inc.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (check the appropriate box):

         [X]      None Required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2)  Aggregate  number  of  securities  to  which   transaction
                  applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was
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         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

                  1) Amount previously paid:
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                  3) Filing Party:
                  4) Date Filed:

                         21st CENTURY TECHNOLOGIES, INC.
                       2700 West Sahara Avenue, Suite 440
                               Las Vegas, NV 89102
                               ------------------

                                    NOTICE OF
                       WRITTEN CONSENT IN LIEU OF MEETING
                                 OF STOCKHOLDERS

       The date on which this Information Statement was first sent to the shareholders is October 17, 2003

         NOTICE IS HEREBY GIVEN that on November 6, 2003 or twenty days after the mailing of this Information Statement, whichever is later, we will amend our Articles of Incorporation to increase our authorized capital to 750,000,000 shares of stock consisting of 700,000,000 shares of common stock, $.001 par value per share, and 50,000,000 shares of preferred stock, $.001 par value per share.

         Our Board of Directors approved the foregoing amendment on September 25, 2003 and we received written consents in lieu of a meeting from stockholders representing a majority of our outstanding voting interests stock approving the foregoing amendments on October 17, 2003.

                         -----------------------------

 We are not asking you for a Proxy and you are requested not to send us a Proxy.

                         -----------------------------

         As of the close of business on October 8, 2003, the record date for shares entitled to notice of and to sign written consents in connection with the foregoing action, there were 233,220,101 shares of our common stock, 1,200,000 shares of our Series B Preferred Stock, and 15,000,000 shares of our Series C Preferred Stock. Each share of our common stock is entitled to one vote in connection with the foregoing actions. Each share of our Series B Preferred Stock is entitled to 500 votes in connection with the foregoing actions. Our
Series C Preferred Stock is not entitled to vote in connection with the foregoing actions. Together, the holders of the outstanding common stock and the Series B Preferred Stock are entitled to cast a total of 833,220,101 votes and represent all of the "voting interests" entitled to vote on the foregoing action.

         Simultaneously with the mailing of this Information Statement we have received the written consent of the holders of at least a majority of the voting interests entitled to vote on the foregoing action. Neither a meeting of our stockholders nor additional written consents are necessary.

                                        By Order of the Board of Directors,


                                        Larry Bach, Secretary


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





                                 STOCK OWNERSHIP

         The following table sets forth information as of October 8, 2003, regarding the beneficial ownership of our voting interests (i) by each person or group known by our management to own more than 5% of the outstanding shares of each such class, (ii) by each director, the chief executive officer and each of the other four executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

         Except as otherwise stated, the mailing address for each person identified below is 2700 West Sahara Avenue, Suite 440, Las Vegas, NV 89102 and all shares are beneficially owned directly by the named person.

                                                                                 Amount and Nature      Percent
                                                                                   of Beneficial        of Class
           Name and Position                              Class                      Ownership             (1)

Fredericks Partners                          Common Stock                                11,000,000        4.7%
102234 Renae Nicole Court                    Series B Preferred Stock                     1,200,000        100%
Las Vegas, NV 89123                          Total Voting Interests                     611,000,000       73.3%

Arland D. Dunn                               Common Stock                                       -0-         *
Chief Executive Officer and                  Series B Preferred Stock                           -0-         *
Director                                     Total Voting Interests                             -0-         *

                                             Common Stock                                    50,000         *
Larry B. Bach                                Series B Preferred Stock                           -0-         *
Secretary and Director                       Total Voting Interests                          50,000         *

                                             Common Stock                                 2,495,000        1.1%
Alvin L. Dahl                                Series B Preferred Stock                           -0-         *
Chief Financial Officer                      Total Voting Interests                       2,495,000         *

                                             Common Stock                                       -0-         *
Christian Crespo                             Series B Preferred Stock                           -0-         *
Director                                     Total Voting Interests                             -0-         *

                                             Common Stock                                       -0-         *
Shane Traveller                              Series B Preferred Stock                           -0-         *
Director                                     Total Voting Interests                             -0-         *

                                             Common Stock                                 2,350,000        1.0%
James B. Terrell                             Series B Preferred Stock                           -0-         *
Director                                     Total Voting Interests                       2,350,000         *

                                             Common Stock                                 4,895,000        2.1%
                                             Series B Preferred Stock                           -0-         *
                                             Total Voting Interests                       4,895,000         *

All Directors and Officers as a group

----------

      *  Less than 1%.

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

(1) Percentage of beneficial ownership is based on 233,220,101 shares of common stock and 1,200,000 shares of Series B Preferred Stock outstanding as of October 8, 2003. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable as of or within 60 days of October 8, 2003 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.


                                   APPROVAL OF
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                      TO INCREASING THE AUTHORIZED CAPITAL

         Our Board of Directors and a majority of the voting interests entitled to vote have approved an amendment to our Articles of Incorporation deleting an obsolete provision relating to the reverse stock split declared in February 2003 and increasing our authorized capital to 750,000,000 shares of stock consisting of 700,000,000 shares of common stock, $.001 par value per share, and 50,000,000 shares of preferred stock, $.001 par value per share. A copy of the Certificate of Amendment to the Articles of Incorporation is included as an Appendix to this Information Statement.

         Our Board of Directors adopted and recommended that the holders of the outstanding voting interests approve the amendment because we are presently limited to the issuance of no more than 300,000,000 shares of common stock. As of October 8, 2003 there were 233,220,101 shares of common stock outstanding and our common stock was trading at approximately $.05 per share. We are substantially dependent upon the issuance of additional shares of our common stock to fund operations and compensate our management personnel for their services. Because of the low price at which our stock is trading, we do not have sufficient authorized and unissued shares for our anticipated funding and compensation needs. The amendment will increase the number of shares of common stock available to us to raise funds or compensate providers of goods or services at the current market prices.

                         POTENTIAL ANTI-TAKEOVER EFFECT
                              OF CERTAIN PROVISIONS

         Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Certain provisions of our Restated Articles of Incorporation may discourage such purchases, particularly those of less than all of the outstanding capital stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate

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

incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interests.

         The following discussion summarizes the reasons for, and the operation and effects of, certain provisions in our Restated Articles of Incorporation which management has identified as potentially having an anti-takeover effect. It is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to our Restated Articles of Incorporation and bylaws.

         Concentration of Voting Interest. Fredericks Partners, a general partnership in which two of our directors are partners, controls approximately 73% of all voting interests through the ownership of the Series B Preferred Stock. It will be impossible for any person to gain control of the Company without the consent of such shareholder even after the increase in the authorized common stock.

         Authorized Shares of Common Stock. After the effective date of the amendment to our Articles of Incorporation we will be authorized to issue up to 700,000,000 shares of common stock, of which only approximately 233,220,101 will be outstanding. The remaining shares of our common stock could be issued without the prior approval of the stockholders to friendly investors in the event of an attempted acquisition that has not been approved by the Board of Directors or could be reserved for issuance in connection with a stockholder rights plan or other anti-takeover plan. The existence of a large number of authorized and unissued shares of common stock may discourage any person from making an unsolicited attempt to gain control of the Company.

         Authorized Shares of Preferred Stock. Our Articles of Incorporation authorizes the issuance of up to 50,000,000 shares of serial preferred stock, of which only 16,200,000 are outstanding. Additional shares of our preferred stock may be authorized and issued by the Board of Directors without any action on the part of the stockholders and may carry super voting or other rights that are superior to the rights of the common stock. Shares of our serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. The existence of a large number of authorized and unissued shares of preferred stock may discourage any person from making an unsolicited attempt to gain control of the Company.

         Other Voting Interests. Our Articles of Incorporation allow the Board of Directors to grant voting rights to lenders, creditors and any other person with a financial interest in the Company without additional action by the shareholders. The potential for granting voting rights to persons having a financial interest in the Company significantly reduces the likelihood that any person would attempt to gain control of the Company without the consent of the Board of Directors.

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation: 21st Century Technologies, Inc.

2. The Articles have been amended as follows:

         Article 4 is amended to increase the authorized capital of the Corporation from 350,000,000 shares to 750,000,000 shares and by increasing the number of shares of commons stock, $.001 par value per share, from 300,000,000 to 700,000,000. Paragraph 4A of the Articles of Incorporation is deleted in its entirety and Paragraph 4B of the Articles of Incorporation is replaced with the following:

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 750,000,000 of which 700,000,000 are to be shares of common stock, $.001 par value, and 50,000,000 are to be shares of preferred stock, $.001 par value. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided by the Nevada Revised Statutes, these Articles of Incorporation, or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 615,895,000.

Dated: November 6, 2003                 Officer Signature:


                                        --------------------------------
                                        Name:
                                        Title:


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